                                                              EXHIBIT 10.26


                                PUROFLOW INCORPORATED

                                STANDARD SUBLEASE

                   American Industrial Real Estate Association






1. PARTIES. This Sublease, dated, for reference purposes only, July 7, 1995, is made by and between Kaiser Marquardt (herein called "Sublessor") and Puroflow Incorporated (herein called Sublessee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as a portion of 16555 Saticoy Street, Van Nuys, California 91409 and decribed as approximately fifty-thousand square feet of a larger building commonly known as Kaiser Marquardt Building Three (3). Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

3.  TERM.

     3.1 TERM. The term of this Sublease shall be for sixty (60) months commencing on September 1, 1995 and ending on August 30, 2000, unless sooner terminated pursuant to any provision hereof.

     3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Sublessee shall pay rent to Sublessor as rent for the Premises equal monthly payments of $16,750.00, in advance, on the first (1st) day of each month of the term hereof, Sublessee shall pay Sublessor upon the execution hereof $16,750.00 as rent for September, 1995. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment, Rent shall be payable in lawful money of the United
States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $16,750.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor my use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove atated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. USE.

     6.1 USE. The Premises shall be used and occupied only for design, manufacture, assembly and test of filters, air bag filters and hydraulic valves and other similar products and for no other purpose.

     6.2 COMPLIANCE WITH LAW.

         (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one (1) year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

         (b) Except as provided in Paragraph 6.2(a). Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinance, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

     6.3 CONDITION OF PREMISES. Except as provided in Paragraph 6.2(a), Paragraph 13.1 and Exhibit 2, Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor not Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.  MASTER LEASE

     7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, dated November 29, 1991 wherein The Marquardt Company is the lessor, hereinafter referred to as the "Master Lessor".

     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and whenever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

     7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 1,2,3.1,3.2,4.5,6.1,8.2,10.1,10.3,15,26,39,48,49,50,51,53,
                    ----------------------------------------------------------
54,56,57,58,,60,77 and 78.
- --------------------------

     7.5 The obligations that Sublessee has assumed under Paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has NOT assumed under Paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

     7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

     7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

     7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

     7.9 Neither the Sublease nor this Agreement shall release or discharge (a) Sublessor from any liability, whether past, present or future, under the Master Lease or alter the primary liability of the Sublessor to pay rent and perform and comply with all of the obligations of the tenant to be performed under the Master Lease (including the payment of all bills rendered by Lessor for charges incurred by the Subtenant for services and materials supplied to the Subleased Premises), or (b) Guarantor from any liability, whether past, present or future, under the Guaranty. Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Sublessor with respect to such provision.

8. ASSIGNMENT OF SUBLEASE AND DEFAULT.

     8.1 Sublessor hereby assigns and transfer to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of paragraph 8.2 hereof.

     8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor be reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

     8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor starting that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

     8.4 No Changes or modifications shall be made to this Sublease without the consent of master Lessor.

9.  CONSENT OF MASTER LESSOR.

     9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

     9.2 In the event that the obligations of the Sublessor under the master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within ten days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

     9.3  In the event that Master Lessor does give such consent then:

          (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all the obligations of Sublessor to be performed under the Master Lease.

          (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

          (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

          (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

          (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

          (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to terminiation of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

     9.4 The signature of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitue their consent to the terms of the Sublease.

     9.5 Master Lessor acknowledges that, to the Master Lessor's knowledge, no default presently exists under the Master Lease of Obligations to be performed by Sublessor except as set forth in Article 12, herein and that the Master Lease is in full force and effect.

     9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to endeavor to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days (10) after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     Lessor is not a party to and shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease or any amendment thereto. Nothing in the Sublease shall be construed to modify, waive, impair or affect (a) any of the provisions, covenants or conditions in the Lease or the Guaranty, (b) any of Sublessor's obligations under the Lease or any of Guarantor's obligations under the Guaranty, or (c) any rights, remedies of Lessor under the Lease or the Guaranty or otherwise to enlarge or increase Lessor's obligations or Sublessor's or Guarantor's rights under the Lease, the Guaranty or otherwise. In case of any conflict between the provisions of the Lease and the provisions of the Sublease, the provisions of the Lease prevail unaffected by the Sublease.

10. BROKERS FEE.

    Deleted.

11. ATTORNEY'S FEES.

    If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12.  ADDITIONAL PROVISIONS.

     Exception to Paragraph 9.5:
     Master Lessor reserves the right to assert that the Sublessor has not complied with the requirements of the Master Lease.


ADDENDUM TO STANDARD SUBLEASE DATED JUNE 19, 1995 BETWEEN KAISER AEROSPACE AND
 ELECTRONICS CORPORATION (SUBLESSOR) AND PUROFLOW INCORPORATED (SUBLESSEE)

13. TENANT IMPROVEMENTS AND RELOCATION COSTS

     13.1 Sublessor, at Sublessor's expense shall provide the Tenant Improvements described in Exhibit 2. In addition, Sublessor shall reimburse Sublessee for the expense incurred to relocate Sublessee's assets from the existing facility to the Premises. Sublessor shall allocate a maximum one-hundred thousand dollars ($100,000.00) to such tenant improvements and relocation costs. Sublessee agrees to be responsible for and pay for all costs or expenses which exceed one-hundred thousand dollars ($100,000.00). Notwithstanding the foregoing, Sublessor, at its option, may agree to increase the allocation with the condition that any such allocation over $100,000.00 shall be reimbursed to Sublessor by Sublessee as additional rent during the first six (6) months of the Sublease term. Any such amount shall be fully amortized over the six month period and re-paid in six equal payments. However, in no event shall the allocation of the Tenant Improvement and Relocation allowance exceed the line item amounts and the total amount described in Exhibit 3. Such additional rent shall be guaranteed in accordance with paragraph 23, hereunder.
     Sublessee shall select, contract for and relocate its assets in total to the premises and set the assets in place. Sublessor shall provide the connection of utilities to the assets. Sublessee agrees to indemnify, defend and hold Sublessor and Master Lessor harmless from and against all claims, suits, causes of action, costs fees, including reasonable attorneys' fees and costs arising out of relocation of Sublessee's assets to the premises.

14.  TENANT IMPROVEMENTS BY SUBLESSEE

     Sublessee at its sole expense may make additional alterations, additions and improvements to the premises, subject to the Sublessee complying with Paragraph 7 of the Master Lease.

15.  OPERATING EXPENSES

     As additional rent, Sublessee shall pay an additional $7,500.00 to Sublessor each month for utilities fairly allocated to the Premises or actual expenses, whichever is greater, for natural gas, electricity and water. If sublessor provides telephone service to Sublessee, Sublessee shall, in addition to the above, pay a pro rate share of the cost of providing such service, In addition, Sublessee shall pay for all of Sublessee's outgoing telephone calls and any additional services provided sublessee by any telephone service supplier.

16.  HAZARDOUS MATERIAL

     16.1  DEFINITION OF HAZARDOUS MATERIAL

     As hereinafter used, the terms "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety, property or the environment, including all those materials and substances designated as hazardous or toxic by the city and county in which the premises are located, the United States Environmental Protection Agency, the California Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, and any federal agencies that have overlapping jurisdiction with such agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

     16.2 COMPLIANCE WITH APPLICABLE HAZARDOUS MATERIALS LAW

     Sublessee agrees not to introduce any Hazardous Material in, on or adjacent to the premises without complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal, transportation, and clean-up of Hazardous Materials, including but not limited to, the obtaining of proper permits.

     16.3 REPORTABLE USE OF HAZARDOUS MATERIAL REQUIRES CONSENT

     Sublessee shall not engage in any activity in, on or about the premises which constitute a Reportable Use, as hereinafter defined, of Hazardous Material without the express consent of Sublessor. Reportable use shall mean the manufacture, storage, use, transportation or disposal of any Hazardous Material or the generation of any Hazardous Waste that requires a permit from, or with respect to which a report, notice, registration, business plan or contingency plan is required to be prepared and submitted to any governmental agency. Reportable Use shall also include Sublessee being responsible for the presence in, on or about the Premises of any Hazardous Material for which any applicable law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Sublessee without Sublessor's prior consent but in compliance with applicable law, use ordinary and customary material reasonably required to be used by the Sublessee in the normal course of Sublessee's business permitted on the Premises, providing such use is not a Reportable Use and does not expose the premises or neighboring properties to any meaningful risk of exposure, contamination or damage or expose Sublessor or Lessor to any liability therefor.

     Sublessor may condition its consent to the use or presence of any Hazardous Material in, on or about the Premises if, in its reasonable discretion, deems it necessary to protect the Sublessor, Lessor, the public, the premises and the environment against damage, contamination or injury and/or liability therefrom and therefor, including, but not limited to, the installation (and removal on or before Sublease expiration or earlier termination) or reasonably necessary protective modifications to the Premises (such as protective containment and/or additional security deposit and/or additional insurance coverage, the cost of which shall be paid by Sublessee.

     16.4  INDEMNIFICATION OF MASTER LESSOR AND SUBLESSOR

     If Sublessee's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface or groundwater requiring remediation under federal, state or local law, ordinance, regulation or policy, Sublessee agrees to clean-up the contamination. Sublessee further agrees to indemnify, defend and hold Sublessor and Master Lessor harmless from and against any claims, suits, causes of action, costs, fees, including reasonable attorneys' fees and costs arising out of or in connection with any clean-up work, inquiry or enforcement proceeding arising from acts or omissions of the Sublessee or its agents, employees or contractors, and any Hazardous Materials currently or hereafter used, stored or disposed of by Sublessee or its agents, employees or contractors on or about the Premises.

17. INDEMNIFICATION OF SUBLEASE

     Sublessor shall defend, indemnify and hold Sublessee harmless from any liability arising out of Sublessor's failure to comply prior to the execution date hereof with any federal, state or local laws and regulations relating to the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the California Environmental Quality Act, the Safe Drinking Water Act and the Clean Air Act, all as the same may be amended or supplemented from time to time and any analogous or comparable federal, state or local statutes and the regulations adopted pursuant thereto.

     Sublessor shall defend, indemnify and hold Sublessee harmless from any liability arising out of the presence on or under or release from the Premises prior to the execution date hereof, or subsequently introduced by Sublessor, Master Lessor or agents, contractors or employees of Sublessor or Lessor, of a hazardous substance, as defined in Section 101 of CERCLA or any analogous or comparable state or federal statute, as the same may be amended from time to time; petroleum products or petroleum wastes; and pollutants or contaminants, as defined in Section 101 of CERCLA or any analogous or comparable state or federal statute, as the same may be amended from time to time.

18. MAINTENANCE AND REPAIRS

     18.1 SUBLESSEE

     Sublessee agrees to maintain and keep the Premises in accordance with paragraph 7 of the Master Lease and to surrender the Premises in the same condition, excepting normal wear and tear, as the condition of the Premises existing as of the date Sublessor delivers possession of the Premises to Sublessee. Sublessee shall maintain its furnishings and equipment, provide janitorial and cleaning services for the Clean Room and replace Clean Room Hepa Filters and other perishable items as required. Sublessee may provide its own janitorial service or, as an additional operating expense, purchase those services from Sublessor.

     18.2 SUBLESSOR

     Notwithstanding Paragraph 18.1, Sublessor shall provide building maintenance including maintenance of the physical structure and utilities to the Premises.

19. REPRESENTATIONS AND WARRANTIES

     Sublessor hereby warrants that: (a) it is the Lessee under a Master Lease for the use of the Premises and that such Master Lease extends beyond the initial Term of this Sublease: (b) it has the full power, right and authority to enter into and execute this Sublease; and (c) those persons whose signatures are hereinafter evidenced on this Sublease on behalf of Sublessor are duly authorized signatories of Sublessor, fully empowered to commit and bind Sublessor to those certain terms, covenants and conditions set forth herein for the Term of Sublease.

20. SUBLESSE'S INSURANCE

     Sublessee, at Sublesse's expense shall provide Worker's Compensation, Employer's Liability and Comprehensive General Liability insurance including property damage, against liability for personal injury (including Sublessee's employees), bodily injury, death and damage to property occurring in or about the Premises with combined single limit coverage of not less than two million dollars ($2,000,000.00) and property damage insurance in "all risk" form insuring Sublessee's trade fixtures, furnishings and tenant alterations for the full replacement cost.

21. LATE CHARGES

    The parties agree that Sublessee shall not be liable for any late payments to Lessor under the Master Lease as a result of Sublessor's failure to make payments required under the Master Lease, and Sublessor agrees to indemnify Sublease for any late charges that may occur as a result, except to the extent Sublessee is directly responsible for such late payment.

22. OPTION TO EXTEND

     Providing Sublessee is not in default hereunder Sublessee shall have one option to extend the term of the Sublease for approximately twenty-nine (29) months. Notwithstanding the above, any extension hereof shall terminate concurrent with the Master Lease. Rent for such extension shall be at $0.37/sq. ft. or 90% of the market rate, whichever is greater. Sublessee shall provide Sublessor with no more than 180 days written notice of Sublessee's desire to exercise the option to extend.

23. EARLY TERMINATION OF THE RECEIVERSHIP ESTATE'S RESPONSIBILITY

     The term of Sublease shall be for sixty (60) months. The Receivership Estate of Puroflow, Inc. and its Court Appointed Receiver agree to guarantee payment of the first six months rent. If at any time after the end of the six month Puroflow, Incorporated or the Receivership Estate fails to make payment of the rent, the Receivership Estate shall immediately reimburse Kaiser Aerospace & Electronics one-half of the Relocation/Tenant improvement allowance.

Such reimbursement shall be one-half the amount actually expended for relocation and tenant improvements, but in no event shall the reimbursement exceed $30,000.00. Upon repayment of the aforementioned Relocation/tenant Improvement allowance this Sublease shall remain in full force and effect except that the guarantee provided by the Receivership Estate shall terminate.

24. FINANCIAL REPORTING

     Sublessee, subject to appropriate non-disclosure terms, will provide Sublessor with periodic financial performance data. Such data shall include but not be limited to, current balance sheets, projected bookings and backlog data and any such data necessary to evidence the ongoing financial performance and stability of Sublessee's ability to satisfy its obligations hereunder.



Executed at:   KAISER MARQUARDT                 /s/ Ron McMahon
             ------------------------------  --------------------------------
on:             July 31, 1995                By:    Ron McMahon
   ----------------------------------------     -----------------------------
address:  16555 Saticoy Street,              Its:     President
        -----------------------------------      ----------------------------
          Van Nuys, CA   91406                   "Sublessor" (Corporate Seal)
- -------------------------------------------


Executed at:   PUROFLOW                         /s/ Michael Figoff
             ------------------------------  --------------------------------
on:            July 27, 1995                 By:    Michael Figoff
   ----------------------------------------     -----------------------------
address:       1631 Tenth St.                Its:     President
        -----------------------------------      ----------------------------
               Santa Monica, CA  90404           "Sublessee" (Corporate Seal)
- -------------------------------------------


Executed at:   THE MARQUARDT COMPANY            /s/ James P. Shinehouse
             ------------------------------  --------------------------------
on:            February 8, 1996              By:    James P. Shinehouse
   ----------------------------------------     -----------------------------
address:       3725 Electronics Way,         Its:       VP Treasurer
        -----------------------------------      ----------------------------
               P.O. Box 3025                   "Master Lessor" (Corporate Seal)
- -------------------------------------------
               Lancaster, PA 17604-3025
- -------------------------------------------


Executed at:   KAISER AEROSPACE & ELEC.         /s/ John Chapin
             ------------------------------  --------------------------------
on:            August 3, 1995                By:    John Chapin
   ----------------------------------------     -----------------------------
address:       950 Tower Lane                Its:  Vice President
        -----------------------------------      ----------------------------
               Foster City, CA                   "Guarantors"
- -------------------------------------------